New York Mortgage Trust Reports
Third Quarter 2022 Results

NEW YORK, NY - November 2, 2022 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and nine months ended September 30, 2022.

Summary of Third Quarter 2022:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(125,770)
Net loss attributable to Company's common stockholders per share (basic)	$(0.33)
Undepreciated loss (1)	$(101,473)
Undepreciated loss per common share (1)	$(0.27)
Comprehensive loss attributable to Company's common stockholders	$(126,879)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.34)
Yield on average interest earning assets (1) (2)	6.66%
Interest income	$68,920
Interest expense	$54,699
Net interest income	$14,221
Adjusted net interest income (1) (3)	$30,357
Net interest spread (1) (3)	2.18%
Book value per common share at the end of the period	$3.65
Undepreciated book value per common share at the end of the period (1)	$3.89
Economic return on book value (4)	(7.64)%
Economic return on undepreciated book value (5)	(5.90)%
Dividends per common share	$0.10

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets, which excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Excludes interest expense recognized on mortgages payable on real estate. Our calculation of adjusted net interest income and net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on undepreciated book value is based on the periodic change in undepreciated book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•A joint venture in which we held a common equity investment sold its multi-family apartment community for approximately $48.0 million. The sale generated a net gain attributable to the Company's common stockholders of approximately $14.4 million.

•Sold investment securities for approximately $36.2 million and recognized a realized gain of approximately $18.0 million.

•Announced a repositioning of our business through the opportunistic disposition over time of our joint venture equity investments in multi-family properties.

Financing Activities

•Completed a securitization of residential loans, resulting in approximately $220.8 million in net proceeds to the Company after deducting expenses associated with the transaction. The Company utilized the net proceeds to repay outstanding repurchase agreement financing related to residential loans.

•Repurchased 5.5 million shares of common stock at an average repurchase price of $2.62 per share.

Subsequent Developments:

•Subsequent to quarter end, settled on the repurchase of an additional 2.1 million shares of common stock at an average repurchase price of $2.23 per share.

Management Overview

Jason Serrano, Chief Executive Officer and President, commented: “The historic rate volatility witnessed in September that was driven by heightened inflationary fears sharply lowered asset prices across the fixed income markets. Our pivot to effectively halting asset pipeline activity throughout the entirety of the third quarter proved to be appropriate and helped enhance our balance sheet while minimizing book value decline. By constraining strategies that deeply depend on securitization market execution, limiting mark-to-market financing exposure and constructing a short-duration investment portfolio that allows us to maintain elevated unrestricted cash, we are well positioned to quickly rotate and take advantage of the emerging dislocation in this higher rate environment and we believe opportunities in this channel will provide a superior path to capital deployment for attractive risk-adjusted returns. With a strong balance sheet and multiple decades of experience in the distressed investment space, we are prepared for and excited about NYMT’s future.”

Capital Allocation

The following table sets forth, by investment category, our allocated capital at September 30, 2022 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,933,176	$—	$—	$3,933,176
Consolidated SLST CDOs	(660,069)	—	—	(660,069)
Multi-family loans	—	95,829	—	95,829
Investment securities available for sale	71,229	30,346	1,111	102,686
Equity investments	—	176,339	29,475	205,814
Equity investments in consolidated multi-family properties (2)	—	141,877	—	141,877
Equity investments in disposal group held for sale (3)	—	247,591	—	247,591
Single-family rental properties	149,620	—	—	149,620
Total investment portfolio carrying value	3,493,956	691,982	30,586	4,216,524
Liabilities:
Repurchase agreements	(1,215,023)	—	—	(1,215,023)
Residential loan securitization CDOs	(1,309,735)	—	—	(1,309,735)
Senior unsecured notes	—	—	(97,210)	(97,210)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	121,716	—	337,528	459,244
Other	(35,119)	(4,548)	(51,627)	(91,294)
Net Company capital allocated	$1,055,795	$687,434	$174,277	$1,917,506

Company Recourse Leverage Ratio (5)				0.5	x
Portfolio Recourse Leverage Ratio (6)				0.4	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $198.8 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(3)Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(4)Excludes cash in the amount of $33.8 million and restricted cash in the amount of $2.1 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include certain repurchase agreement financing amounting to $371.7 million, Consolidated SLST CDOs amounting to $660.1 million, residential loan securitization CDOs amounting to $1.3 billion and mortgages payable on real estate amounting to $387.8 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost and net interest spread for the three months ended September 30, 2022 (dollar amounts in thousands):

Three Months Ended September 30, 2022

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$57,667	$3,414	$1,228	$62,309
Adjusted Interest Expense (1)	(29,610)	(30)	(2,312)	(31,952)
Adjusted Net Interest Income (1)	$28,057	$3,384	$(1,084)	$30,357

Average Interest Earning Assets (3)	$3,597,311	$137,268	$9,706	$3,744,285
Average Interest Bearing Liabilities (4)	$2,679,668	$3,485	$145,000	$2,828,153

Yield on Average Interest Earning Assets (1) (5)	6.41%	9.95%	50.61%	6.66%
Average Financing Cost (1) (6)	(4.38)%	(3.42)%	(6.33)%	(4.48)%
Net Interest Spread (1) (7)	2.03%	6.53%	44.28%	2.18%
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets is calculated based on the daily average amortized cost for the respective periods and excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the respective periods and excludes Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income.

Conference Call

On Thursday, November 3, 2022 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2022. To access the conference call, please pre-register at https://register.vevent.com/register/BIe20f66057df34b1cae141bfb5be18719. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Third quarter 2022 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which is expected to be filed with the Securities and Exchange Commission on or about November 4, 2022. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and equity investments in entities that invest in residential assets or originate residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic and variants; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Residential loans, at fair value	$3,933,176	$3,575,601
Multi-family loans, at fair value	95,829	120,021
Investment securities available for sale, at fair value	102,686	200,844
Equity investments, at fair value	205,814	239,631
Cash and cash equivalents	355,276	289,602
Real estate, net	695,738	1,017,583
Assets of disposal group held for sale	1,147,410	—
Other assets	233,540	215,019
Total Assets (1)	$6,769,469	$5,658,301
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$1,215,023	$554,259
Collateralized debt obligations ($660,069 at fair value and $1,309,735 at amortized cost, net as of September 30, 2022 and $839,419 at fair value and $682,802 at amortized cost, net as of December 31, 2021)	1,969,804	1,522,221
Convertible notes	—	137,898
Senior unsecured notes	97,210	96,704
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	387,761	709,356
Liabilities of disposal group held for sale	875,576	—
Other liabilities	197,189	161,081
Total liabilities (1)	4,787,563	3,226,519

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	27,786	66,392

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 and 29,500,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively, 22,284,994 shares issued and outstanding ($557,125 aggregate liquidation preference)	538,221	538,221
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 373,150,076 and 379,405,240 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3,732	3,794
Additional paid-in capital	2,343,395	2,356,576
Accumulated other comprehensive (loss) income	(2,054)	1,778
Accumulated deficit	(965,788)	(559,338)
Company's stockholders' equity	1,917,506	2,341,031
Non-controlling interest in consolidated variable interest entities	36,614	24,359
Total equity	1,954,120	2,365,390
Total Liabilities and Equity	$6,769,469	$5,658,301
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2022 and December 31, 2021, assets of consolidated VIEs totaled $4,076,293 and $2,940,513, respectively, and the liabilities of consolidated VIEs totaled $3,282,435 and $2,235,665, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
NET INTEREST INCOME:
Interest income	$68,920	$52,323	$195,441	$154,548
Interest expense	54,699	21,292	125,212	61,702
Total net interest income	14,221	31,031	70,229	92,846

NON-INTEREST (LOSS) INCOME:
Realized gains, net	20,595	8,314	26,788	20,361
Unrealized (losses) gains, net	(128,056)	30,138	(279,408)	80,157
(Loss) income from equity investments	(3,098)	8,015	11,056	22,021
Income from real estate	40,784	3,980	102,243	7,626
Other income (loss)	12,747	(1,035)	15,275	2,244
Total non-interest (loss) income	(57,028)	49,412	(124,046)	132,409

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	11,610	12,458	39,143	36,419
Expenses related to real estate	53,683	8,549	172,431	15,386
Portfolio operating expenses	10,124	7,039	32,303	18,558
Total general, administrative and operating expenses	75,417	28,046	243,877	70,363

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(118,224)	52,397	(297,694)	154,892
Income tax (benefit) expense	(330)	1,215	(262)	1,296

NET (LOSS) INCOME	(117,894)	51,182	(297,432)	153,596
Net loss attributable to non-controlling interest in consolidated variable interest entities	2,617	394	36,409	3,428
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(115,277)	51,576	(261,023)	157,024
Preferred stock dividends	(10,493)	(11,272)	(31,478)	(31,865)
Preferred stock redemption charge	—	(3,443)	—	(3,443)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(125,770)	$36,861	$(292,501)	$121,716

Basic (loss) earnings per common share	$(0.33)	$0.10	$(0.77)	$0.32
Diluted (loss) earnings per common share	$(0.33)	$0.10	$(0.77)	$0.32
Weighted average shares outstanding-basic	377,078	379,395	379,677	379,193
Weighted average shares outstanding-diluted	377,078	380,983	379,677	381,105

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income	$68,920	$68,020	$58,501	$52,318	$52,323
Interest expense	54,699	41,891	28,622	21,546	21,292
Total net interest income	14,221	26,129	29,879	30,772	31,031
Total non-interest (loss) income	(57,028)	(20,233)	(46,784)	39,333	49,412
Total general, administrative and operating expenses	75,417	96,624	71,836	34,063	28,046
(Loss) income from operations before income taxes	(118,224)	(90,728)	(88,741)	36,042	52,397
Income tax (benefit) expense	(330)	90	(22)	1,162	1,215
Net (loss) income	(117,894)	(90,818)	(88,719)	34,880	51,182
Net loss attributable to non-controlling interest in consolidated variable interest entities	2,617	18,922	14,869	1,296	394
Net (loss) income attributable to Company	(115,277)	(71,896)	(73,850)	36,176	51,576
Preferred stock dividends	(10,493)	(10,493)	(10,493)	(10,994)	(11,272)
Preferred stock redemption charge	—	—	—	(2,722)	(3,443)
Net (loss) income attributable to Company's common stockholders	(125,770)	(82,389)	(84,343)	22,460	36,861
Basic (loss) earnings per common share	$(0.33)	$(0.22)	$(0.22)	$0.06	$0.10
Diluted (loss) earnings per common share	$(0.33)	$(0.22)	$(0.22)	$0.06	$0.10
Weighted average shares outstanding - basic	377,078	381,200	380,795	379,346	379,395
Weighted average shares outstanding - diluted	377,078	381,200	380,795	380,551	380,983

Yield on average interest earning assets (1)	6.66%	6.69%	6.80%	6.57%	6.39%
Adjusted net interest income (1)	$30,357	$39,280	$37,036	$32,850	$32,178
Net interest spread (1)	2.18%	3.34%	3.60%	2.80%	2.45%
Undepreciated (loss) earnings (1)	$(101,473)	$(49,170)	$(64,205)	$31,045	$42,190
Undepreciated (loss) earnings per common share (1)	$(0.27)	$(0.13)	$(0.17)	$0.08	$0.11
Book value per common share	$3.65	$4.06	$4.36	$4.70	$4.74
Undepreciated book value per common share (1)	$3.89	$4.24	$4.45	$4.74	$4.76

Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Dividends declared per preferred share on Series B Preferred Stock (2)	$—	$—	$—	$—	$0.48
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock (3)	$0.43	$0.43	$0.43	$0.43	$0.47
Dividends declared per preferred share on Series G Preferred Stock (4)	$0.44	$0.44	$0.44	$0.25	$—
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)The Company redeemed all outstanding shares of its Series B Preferred Stock in December 2021.
(3)For the three months ended September 30, 2021, dividends declared represents the cash dividend for the long initial dividend period that began on July 7, 2021 and ended on October 14, 2021.
(4)For the three months ended December 31, 2021, dividends declared represent the cash dividend for the short initial dividend period that began on November 24, 2021 and ended on January 14, 2022.

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, the interest rate that our investments bear and our interest rate hedging strategies. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective period:

•adjusted interest income – calculated by reducing our GAAP interest income by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated by reducing our GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs and mortgages payable on real estate,
•adjusted net interest income – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets, which excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. These measures remove the impact of joint venture equity investments and Consolidated SLST that we consolidate in accordance with GAAP by (i) excluding mortgages payable on real estate since the joint ventures themselves, and not the Company, directly incur interest expense for these liabilities and the mortgages directly finance the multi-family properties which are non-interest earning assets, and (ii) only including the interest income earned by the Consolidated SLST securities that are actually owned by the Company, as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company.

Our calculation of the non-GAAP financial measures presented below may not be comparable to similarly-titled measures of other companies who may use different calculations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income to adjusted net interest income for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	September 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$64,278	$3,414	$1,228	$68,920
GAAP interest expense	(36,221)	(16,166)	(2,312)	(54,699)
GAAP total net interest income	$28,057	$(12,752)	$(1,084)	$14,221

GAAP interest income	$64,278	$3,414	$1,228	$68,920
Remove interest expense from:
Consolidated SLST CDOs	(6,611)	—	—	(6,611)
Adjusted interest income	$57,667	$3,414	$1,228	$62,309

GAAP interest expense	$(36,221)	$(16,166)	$(2,312)	$(54,699)
Remove interest expense from:
Consolidated SLST CDOs	6,611	—	—	6,611
Mortgages payable on real estate	—	16,136	—	16,136
Adjusted interest expense	$(29,610)	$(30)	$(2,312)	$(31,952)

Adjusted net interest income (1)	$28,057	$3,384	$(1,084)	$30,357

	June 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$62,468	$3,258	$2,294	$68,020
GAAP interest expense	(26,472)	(13,262)	(2,157)	(41,891)
GAAP total net interest income	$35,996	$(10,004)	$137	$26,129

GAAP interest income	$62,468	$3,258	$2,294	$68,020
Remove interest expense from:
Consolidated SLST CDOs	(6,208)	—	—	(6,208)
Adjusted interest income	$56,260	$3,258	$2,294	$61,812

GAAP interest expense	$(26,472)	$(13,262)	$(2,157)	$(41,891)
Remove interest expense from:
Consolidated SLST CDOs	6,208	—	—	6,208
Mortgages payable on real estate	—	13,151	—	13,151
Adjusted interest expense	$(20,264)	$(111)	$(2,157)	$(22,532)

Adjusted net interest income (1)	$35,996	$3,147	$137	$39,280

	March 31, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$52,801	$3,312	$2,388	$58,501
GAAP interest expense	(18,953)	(7,169)	(2,500)	(28,622)
GAAP total net interest income	$33,848	$(3,857)	$(112)	$29,879

GAAP interest income	$52,801	$3,312	$2,388	$58,501
Remove interest expense from:
Consolidated SLST CDOs	(5,978)	—	—	(5,978)
Adjusted interest income	$46,823	$3,312	$2,388	$52,523

GAAP interest expense	$(18,953)	$(7,169)	$(2,500)	$(28,622)
Remove interest expense from:
Consolidated SLST CDOs	5,978	—	—	5,978
Mortgages payable on real estate	—	7,157	—	7,157
Adjusted interest expense	$(12,975)	$(12)	$(2,500)	$(15,487)

Adjusted net interest income (1)	$33,848	$3,300	$(112)	$37,036

	December 31, 2021
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$46,837	$3,767	$1,714	$52,318
GAAP interest expense	(14,596)	(2,078)	(4,872)	(21,546)
GAAP total net interest income	$32,241	$1,689	$(3,158)	$30,772

GAAP interest income	$46,837	$3,767	$1,714	$52,318
Remove interest expense from:
Consolidated SLST CDOs	(6,764)	—	—	(6,764)
Adjusted interest income	$40,073	$3,767	$1,714	$45,554

GAAP interest expense	$(14,596)	$(2,078)	$(4,872)	$(21,546)
Remove interest expense from:
Consolidated SLST CDOs	6,764	—	—	6,764
Mortgages payable on real estate	—	2,078	—	2,078
Adjusted interest expense	$(7,832)	$—	$(4,872)	$(12,704)

Adjusted net interest income (1)	$32,241	$3,767	$(3,158)	$32,850

	September 30, 2021
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$46,260	$4,247	$1,816	$52,323
GAAP interest expense	(15,279)	(1,147)	(4,866)	(21,292)
GAAP total net interest income	$30,981	$3,100	$(3,050)	$31,031

GAAP interest income	$46,260	$4,247	$1,816	$52,323
Remove interest expense from:
Consolidated SLST CDOs	(7,116)	—	—	(7,116)
Adjusted interest income	$39,144	$4,247	$1,816	$45,207

GAAP interest expense	$(15,279)	$(1,147)	$(4,866)	$(21,292)
Remove interest expense from:
Consolidated SLST CDOs	7,116	—	—	7,116
Mortgages payable on real estate	—	1,147	—	1,147
Adjusted interest expense	$(8,163)	$—	$(4,866)	$(13,029)

Adjusted net interest income (1)	$30,981	$4,247	$(3,050)	$32,178

(1)Adjusted net interest income is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net (loss) income attributable to Company's common stockholders	$(125,770)	$(82,389)	$(84,343)	$22,460	$36,861
Add:
Depreciation expense on operating real estate	11,104	10,309	6,159	2,237	1,655
Amortization of lease intangibles related to operating real estate	13,193	22,910	13,979	6,348	3,674
Undepreciated (loss) earnings	$(101,473)	$(49,170)	$(64,205)	$31,045	$42,190

Weighted average shares outstanding - basic	377,078	381,200	380,795	379,346	379,395
Undepreciated (loss) earnings per common share	$(0.27)	$(0.13)	$(0.17)	$0.08	$0.11

Undepreciated Book Value Per Common Share

Undepreciated book value per common share is a supplemental non-GAAP financial measure defined as GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. By excluding these non-cash adjustments, undepreciated book value reflects the value of the Company’s rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. We believe that the presentation of undepreciated book value per common share is useful to investors and us as it allows management to consider our overall portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to undepreciated book value and calculation of undepreciated book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Company's stockholders' equity	$1,917,506	$2,092,991	$2,217,618	$2,341,031	$2,357,793
Preferred stock liquidation preference	(557,125)	(557,125)	(557,125)	(557,125)	(561,027)
GAAP book value	1,360,381	1,535,866	1,660,493	1,783,906	1,796,766
Add:
Cumulative depreciation expense on operating real estate	29,473	20,081	9,772	4,381	2,144
Cumulative amortization of lease intangibles related to operating real estate	59,844	48,213	25,303	11,324	4,976
Undepreciated book value	$1,449,698	$1,604,160	$1,695,568	$1,799,611	$1,803,886

Common shares outstanding	373,150	378,647	381,249	379,405	379,286
GAAP book value per common share (1)	$3.65	$4.06	$4.36	$4.70	$4.74
Undepreciated book value per common share (2)	$3.89	$4.24	$4.45	$4.74	$4.76

(1)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(2)Undepreciated book value per common share is calculated using the undepreciated book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We invest in joint venture equity investments that own multi-family apartment communities which the Company determined to be VIEs and for which the Company is the primary beneficiary. As a result, we are required to consolidate these entities' underlying assets, liabilities, income and expenses in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. The Company also invests in two additional joint venture entities that own multi-family apartment communities. The Company determined that these joint venture entities are VIEs but that the Company is not the primary beneficiary, resulting in the Company recording its equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. As of September 30, 2022, the Company determined that certain joint venture equity investments met the criteria to be classified as held for sale and transferred the assets and liabilities of the respective Consolidated VIEs and its unconsolidated multi-family joint venture equity investments to assets and liabilities of disposal group held for sale.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our condensed consolidated financial statements as of September 30, 2022 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$18,555
Real estate, net	546,118
Assets of disposal group held for sale	1,147,410
Other assets	17,457
Total assets	$1,729,540

Mortgages payable on real estate, net	$387,761
Liabilities of disposal group held for sale	875,576
Other liabilities	12,335
Total liabilities	$1,275,672

Redeemable non-controlling interest in Consolidated VIEs	$27,786
Non-controlling interest in Consolidated VIEs	12,371
Non-controlling interest in disposal group held for sale	24,243
Net equity investment (1)	$389,468

(1)The Company's net equity investment consists of $141.9 million of net equity investments in consolidated multi-family properties and $247.6 million of net equity investments in disposal group held for sale.